UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2020, Virgin Media Secured Finance PLC (the “Issuer”) (an indirect wholly-owned subsidiary of the Registrant) entered into a purchase agreement (the “Purchase Agreement”) with, among others, Citigroup Global Markets Inc., as dollar representative of the several dollar initial purchasers named therein (the “Dollar Initial Purchasers”) and J.P. Morgan Securities plc, as sterling representative of the several sterling initial purchasers named therein (the “Sterling Initial Purchasers”), pursuant to which the Issuer agreed to sell, subject to the terms and conditions set forth therein, $650.0 million aggregate principal amount of its 4.500% senior secured notes due 2030 (the “Dollar Notes”), at par, to the Dollar Initial Purchasers and £450.0 million ($565.0 million at the June 17, 2020 exchange rate) aggregate principal amount of its 4.125% senior secured notes due 2030 (the “Sterling Notes” and together with the Dollar Notes, the “Notes”), at par, to the Sterling Initial Purchasers. The sales will, in each case, be effected in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. Each series of Notes will mature on August 15, 2030. Interest on each series of the Notes will be payable semi-annually in arrears on each of February 15 and August 15, beginning on February 15, 2021.

On June 29, 2020 (the “Issue Date”), subject to the terms and conditions of the Purchase Agreement, the Sterling Notes will be issued to the Sterling Initial Purchasers and the Dollar Notes will be issued to the Dollar Initial Purchasers pursuant to an indenture (the “Indenture”), to be dated as of the Issue Date, between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee.

The Issuer is a finance subsidiary of Virgin Media Investment Holdings Limited (“VMIH”) with no significant assets of its own other than its intercompany loans to VMIH or any other parent entity.

The following description of the Notes and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Indenture to be dated the Issue Date.

Use of proceeds

The net proceeds from the issuance of the Notes will be used to (i) redeem in full the 6.25% sterling-denominated senior secured notes due 2029 issued by the Issuer and the 4.875% sterling-denominated senior secured notes due 2027 issued by the Issuer and (ii) redeem a portion of the 6.00% sterling-denominated senior secured notes due 2025 issued by the Issuer.

Optional redemption

Subject to the below, each series of Notes are non-callable until August 15, 2025.

At any time prior to August 15, 2025, the Issuer may redeem some or all of each series of the Sterling Notes and/or Dollar Notes, as applicable, at a price equal to 100% of the principal amount of each series of the Sterling Notes and/or Dollar Notes, as applicable, redeemed plus accrued and unpaid interest, if any, to (but excluding) the redemption date plus a “make-whole” premium, which is the present value of all remaining scheduled interest payments to the redemption date using the discount rate (as specified in the Indenture) as of the redemption date plus 50 basis points.

At any time prior to August 15, 2025, the Issuer may redeem during each twelve-month period commencing with the Issue Date up to 10% of the original aggregate principal amount of the Sterling Notes and/or the Dollar Notes, as applicable, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the redemption date.

On or after August 15, 2025, the Issuer may redeem all, or from time to time a part, of the Sterling Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on August 15 of the years set forth below:

Redemption Price
Year	Sterling Notes
2025	102.063%
2026	101.031%
2027	100.516%
2028 and thereafter	100.000%

At any time prior to August 15, 2025, the Issuer may redeem up to 40% of the Sterling Notes with the net proceeds of one or more specified equity offerings at a redemption price of 104.125% of the principal amount of the Sterling Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption.

On or after August 15, 2025, the Issuer may redeem all, or from time to time a part, of the Dollar Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on August 15 of the years set forth below:

Redemption Price
Year	Dollar Notes
2025	102.250%
2026	101.125%
2027	100.563%
2028 and thereafter	100.000%

At any time prior to August 15, 2025, the Issuer may redeem up to 40% of the Dollar Notes with the net proceeds of one or more specified equity offerings at a redemption price of 104.500% of the principal amount of the Dollar Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption.

Change of control

In the event of certain events defined as constituting a change of control, the Issuer may be required to make an offer to purchase the Notes.

Ranking, guarantee and security

The Notes will be senior obligations of the Issuer. The Notes will rank equally in right of payment with all existing and future indebtedness of the Issuer that is not subordinated in right of payment to the Notes and will be senior in right of payment to all existing and future indebtedness of the Issuer that is subordinated in right of payment to the Notes.

The Notes will be guaranteed on a senior basis by Virgin Media Inc. and certain of its subsidiaries and will be secured by liens on substantially all of the assets of VMIH, the Issuer and certain of the guarantors.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 23, 2020